Exhibit 10.1

OFFICE SUBLEASE

by and between

AIRCRAFT TECHNICAL PUBLISHERS, a California corporation,

(“Sublandlord”)

and

DAY ONE BIOPHARMACEUTICALS, INC.

(“Subtenant”)

Dated as of

April 1, 2022

737799836.2

Office lease

THIS OFFICE SUBLEASE (this “Sublease”) is made between AIRCRAFT TECHNICAL PUBLISHERS, a California corporation (“Sublandlord”), and the Subtenant described in Item 1 of the Basic Lease Provisions.

A.
Sublandlord and 2000 Sierra Point Parkway LLC, a Delaware limited liability company (“Landlord”) are the current parties to that certain Office Lease dated as of July 20, 2017 (the “Master Lease”).
B.
Pursuant to the Master Lease, Sublandlord leases certain premises in the building known as Suite 501 and consisting of approximately 11,689 square feet of rentable area (the “Premises”) located at 2000 Sierra Point Parkway, Brisbane, California 94005, all as more fully set forth in the Master Lease.
C.
Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entirety of the Subleased Premises on the terms and conditions provided in this Sublease.
D.
Unless otherwise provided in this Sublease, or unless capitalized only for grammatical reasons, capitalized terms used in this Sublease shall have the meanings assigned to them in the Master Lease.

LEASE OF PREMISES

Landlord hereby subleases to Tenant and Tenant hereby subleases from Sublandlord, subject to all of the terms and conditions set forth herein, the entirety of the Subleased Premises (the “Subleased Premises”) described in Item 3 of the Basic Lease Provisions, including non-exclusive rights to all of the Common Areas (as set forth in Section 2.2 of the Master Lease), parking spaces (as set forth in Section 2.3 of the Master Lease), Fitness Center (as set forth in Section 2.4 of the Master Lease), Conference Center (as set forth in Section 2.5 of the Master Lease), and the Sierra Point Shuttle Program (as set forth in Section 2.6 of the Master Lease). The Subleased Premises are located in the Building described in Item 2 of the Basic Lease Provisions.

BASIC SUBLEASE PROVISIONS

1.	Subtenant:	Day One Biopharmaceuticals, Inc., a Delaware corporation (“Subtenant”)
2.	Building:	2000 Sierra Point Parkway Brisbane, CA 94005
3.	Description of Subleased Premises:	Suite 501
	Rentable Area:	11,689 square feet
4.	Subtenant’s Proportionate Share of Operating Expenses:	Pro rata in excess of a Base Year of 2022
5.	Basic Annual Rent:	Pursuant to Section 3(a) of this Sublease
6.	Installment Payable Upon Execution:	First total month of $37,404.80 and Security Deposit of $40,302.80
7.	Initial Term:	May 1, 2022 (“Commencement Date”) through November 30, 2024
8.	Commencement Date:	May 1, 2022

9.	Termination Date:	November 30, 2024
10.	Broker(s)
	Sublandlord’s Broker:	CBRE 1450 Chapin Ave Burlingame, CA 94010
	Subtenant’s Broker:	Cushman & Wakefield 1350 Bayshore Highway, Suite 900 Burlingame, CA 94010
11.	Number of Parking Spaces:	39 parking spaces
12.	Addresses for Notices:
	To: SUBTENANT:	To: SUBLANDLORD:
	Prior to occupancy of the Subleased Premises: DAY ONE BIOPHARMACEUTICALS 395 Oyster Point Boulevard, Suite 217 South San Francisco, CA 94080	ATP, INC 27598 Riverview Center Boulevard Bonita Springs, FL 34134
13.	Address for Payment of Rent:	All payments payable under this Sublease shall be bank transfer to Sublandlord. Said transfer information shall be delivered to Subtenant under separate cover.
14.	Effective Date of this Lease:	See Cover Page

STANDARD SUBLEASE PROVISIONS

1.
Term

The Initial Term of this Sublease and the Rent (defined below) shall commence on May 1, 2022 (the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Sublease shall be the period shown in Item 9 of the Basic Sublease Provisions. As used herein, “Sublease Term” shall mean the Initial Term referred to in Item 9 of the Basic Sublease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Sublease shall be a binding contractual obligation upon Sublandlord and Subtenant, notwithstanding the later commencement of the Initial Term of this Sublease; provided, however, it shall be a condition precedent to the effectiveness of this Sublease that Landlord shall have expressly approved and consented to the terms hereof in writing as required under the Master Lease (the “Landlord Consent”). If, despite Sublandlord’s good faith efforts to obtain the Landlord Consent, the parties do not receive the Landlord Consent within thirty (30) days after the Effective Date of this Sublease, Subtenant shall have the right to terminate this Sublease upon delivery of written notice to Sublandlord and, thereafter, (a) Subtenant shall have no further obligations to Sublandlord under this Sublease, and (b) Sublandlord shall return all amounts set forth in Item 6 of the Basic Sublease Provisions. Sublandlord shall be required to pay any costs incurred in connection with Landlord’s review and processing of documents regarding this Sublease (including, without limitation, those amounts set forth in Section 14.9 of the Master Lease).

2.
Condition of Subleased Premises.
(a)
On the Commencement Date, Sublandlord shall deliver to Subtenant possession of the Subleased Premises substantially in the same condition as the Subleased Premises is as of the date hereof, in an “as-is, where-is” condition, subject, however, to Sublandlord’s obligation to deliver the Bill of Sale (as hereinafter defined) as described in Section 2(b) hereof. Should Subtenant desire to make any improvements to the Subleased Premises, any such improvements shall be subject to the prior written consent of Sublandlord and Landlord in accordance with this Sublease and the Master Lease. Notwithstanding the foregoing, following receipt of the Landlord Consent, Subtenant may enter the Subleased Premises at no charge to Subtenant beginning up to thirty (30) days before the Commencement Date (the “Early Access Period”) for the installation of furniture, equipment, and data cabling.
(b)
Simultaneously with this Sublease, Sublandlord shall convey to Subtenant all furniture, fixtures and equipment (the “FF&E”) set forth on the “Bill of Sale” attached hereto as Exhibit A and incorporated by reference herein. For the avoidance of doubt, the FF&E shall not include cubicles in the production area which must be removed by Sublandlord before the Commencement Date.

3.
Basic Annual Rent.
(a)
Subtenant agrees to pay during each month of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Subleased Premises the monthly installments thereof shown for such annual periods as set forth below:

Period	Basic Annual Rent	Monthly Basic Annual Rent	Basic Annual Rent per RSF
May 1, 2022 – July 31, 2022	$0.00	$0.00	$0.00
August 1, 2022 – April 30, 2023	$448,857.60	$37,404.80	$38.40
May 1, 2023 – November 30, 2024	$462,323.33	$38,526.94	$39.55

(b)
Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Sublease term. The first full monthly installment of Basic Annual Rent (as described in Item 6 of the Basic Sublease Provisions) shall be payable upon Subtenant’s execution of this Sublease which will be applicable to the first payment of Basic Annual Rent due by Subtenant under this Sublease. The obligation of Subtenant to pay Rent and other sums to Subtenant and the obligations of Sublandlord under this Sublease are independent obligations. In the event Sublandlord delivers possession of the Subleased Premises to Subtenant prior to the Commencement Date, Subtenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Sublease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.
4.
Operating Expenses.
(a)
In addition to the Basic Annual Rent, Subtenant shall pay to Sublandlord (1) from and after January 1, 2023, for each calendar year of the Term, Subtenant’s proportionate share of the amount by which Operating Expenses (as defined in the Master Lease) payable by Sublandlord for the Subleased Premises under the Master Lease for the then current calendar year exceed the Operating Expenses payable by Sublandlord for the Subleased Premises for the 2022 calendar year (the “Base Year”) (such amount, “Subtenant’s Proportionate Share of Operating Expenses”), and (2) an amount equal to all Additional Rent (as defined in the Master Lease) attributable to the Subleased Premises during the Term of this Sublease; provided, however, Subtenant shall not be responsible for, and shall have no obligation to pay Additional Rent incurred in connection with (i) the negligent acts or omissions of Sublandlord, or any other acts or omissions of Sublandlord for which, but for this Sublease, Sublandlord would be responsible under the Master Lease and (ii) Operating Expenses (as defined in the Master Lease) that are not included in Subtenant’s Proportionate Share of Operating Expenses (the Additional Rent payable by Subtenant, the “Applicable Additional Rent”).
(b)
Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Operating Expenses per month for each calendar year of the Term following the Base Year, within five (5) business days of Sublandlord’s receipt of Landlord’s estimate of the Operating Expenses payable under the Master Lease for the applicable calendar year. Such estimate shall be adjusted by Sublandlord if Landlord has made such an adjustment from time to time during the calendar year, by written notice to Subtenant.
(c)
Sublandlord shall also give Subtenant written notice of the actual amount of Operating Expenses (as defined in the Master Lease) payable for each calendar year, within five (5) business days of Sublandlord’s receipt of the annual statement of such amounts from Landlord, which notice shall include a copy of Landlord’s annual statement. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended, previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of Base Rent coming due or, if the term of this Sublease is about to expire, refund such excess to Subtenant within thirty (30) days after such expiration. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.
(d)
For partial calendar years during the term of this Sublease, the amount of Operating Expenses payable by Subtenant that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease divided by 365. The obligations of Subtenant and Sublandlord pursuant to this Section 4.b which arise during the term of this Sublease shall survive the expiration or earlier termination of this Sublease.
(e)
The amounts of any Applicable Additional Rent due from Subtenant during the Term of this Sublease shall be paid by Subtenant to Sublandlord within ten (10) days of an itemized invoice from Sublandlord for such amounts.
(f)
Any delay or failure of Sublandlord in (i) delivering any estimate or statement described in this Paragraph 4 or (ii) computing or billing Subtenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Subtenant under this Paragraph 4. In the event of any dispute as to any Additional Rent due under this Paragraph 4. Subtenant, an officer of Subtenant or Subtenant’s certified public accountant shall have the right after reasonable notice and at reasonable times to inspect Sublandlord’s accounting records. If, after such inspection, Subtenant still disputes such Additional Rent, upon Subtenant’s written request therefor, a certification as to the proper amount of Operating Expenses and the amount due to or payable by Subtenant shall be made by an independent certified public accountant mutually agreed to by Sublandlord and Subtenant. If Sublandlord and Subtenant cannot mutually agree to an independent certified public accountant, then the parties agree that Sublandlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Subtenant’s Proportionate Share of Operating Expenses due by Subtenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Sublandlord’s initial calculation of Operating Expenses to which Subtenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Subtenant has overpaid Subtenant’s Proportionate Share of Operating Expenses and for the period in question, then Sublandlord shall credit such excess to Tenant’s Basic Additional Rent, or, at the request of Subtenant, promptly refund such excess to Subtenant and conversely, if Subtenant has underpaid Subtenant’s Proportionate Share of Operating Expenses, Subtenant shall promptly pay such additional Operating Expenses to Sublandlord. Subtenant waives the right to dispute any matter relating to the calculation of Operating Expenses or Additional Rent under this Paragraph 4 if any claim or dispute is not asserted in writing to Sublandlord within one hundred eighty (180) days after delivery to Subtenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Subtenant shall maintain strict confidentiality of all of Sublandlord’s accounting records and shall not disclose the same to any other person or entity except for Subtenant’s professional advisory representatives (such as Subtenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

5. Security Deposit.

Concurrent with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of $40,302.80 (the “Deposit”) as security for the performance by Subtenant of its obligations under this Sublease . If Subtenant is not then in default beyond any applicable cure period, the Deposit shall be applied to the last month of Basic Annual Rent and Applicable Additional Rent and any remaining amount shall be returned to Subtenant upon the expiration or termination of this Sublease. If Subtenant defaults in respect of any of the terms, provisions, covenants or conditions of this Sublease beyond any applicable notice and cure period, including, but not limited to, payment of Rent, Sublandlord may, but shall not be required to, use, apply or retain the whole or any appropriate part of the Deposit for the payment of any Rent in default or for reimbursement of any reasonable expense that Sublandlord incurs because of Subtenant’s default. If the Deposit is so applied then Subtenant shall, within ten (10) days after Sublandlord’s written request, deposit additional money with Sublandlord sufficient to restore the Deposit to its original amount. Sublandlord shall be required to segregate the Deposit and keep it separate from Sublandlord’s general funds during the entirety of the Sublease Term.

1.
Improvements and Alterations.
(g)
Sublandlord shall deliver the Subleased Premises to Subtenant, and Subtenant agrees to accept the Subleased Premises from Sublandlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Sublandlord shall have no obligation to refurbish or otherwise improve the Subleased Premises throughout the Sublease Term.
(h)
Any alterations, additions, or improvements made by or on behalf of Subtenant to the Subleased Premises (“Alterations”) shall be subject to Sublandlord’s prior written consent and made pursuant to the Master Lease. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; and (vi) comply with the Master Lease signed by Sublandlord and Landlord.
(i)
NOTICE IS HEREBY GIVEN THAT SUBLANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO SUBTENANT, OR TO ANYONE HOLDING THE Subleased PREMISES THROUGH OR UNDER SUBTENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF SUBLANDLORD IN THE Subleased PREMISES.

5.
Use of Subleased Premises.
(a)
Subtenant shall use the Subleased Premises only for general office uses and all other ancillary uses incidental thereto and shall not use the Subleased Premises or permit the Subleased Premises to be used for any other purpose. Sublandlord shall have the right to deny its consent to any change in the permitted use of the Subleased Premises in its sole and absolute discretion.
(b)
Subtenant shall not at any time use or occupy the Subleased Premises, or permit any act or omission in or about the Subleased Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Subtenant shall, upon written notice from Sublandlord, discontinue any use of the Subleased Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Subtenant’s use or occupancy of the Subleased Premises, impose any duty upon Subtenant or Sublandlord with respect to (i) modification or other maintenance of the Subleased Premises, the Building or the Project, or (ii) the use, Alteration or occupancy thereof, Subtenant shall comply with such Law at Subtenant’s sole cost and expense.
(c)
Subtenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Subleased Premises and the Building. Subtenant shall not use or allow the Subleased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Subtenant cause, maintain, or permit any nuisance in, on or about the Subleased Premises or the Building.
(d)
Subtenant shall take all reasonable steps necessary to adequately secure the Subleased Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Subleased Premises in good working order, including, but not limited to, exterior door locks for the Subleased Premises and smoke detectors and burglar alarms located within the Subleased Premises and shall cooperate with Sublandlord and other tenants in the Building with respect to access control and other safety matters.
6.
Building Access.

Subtenant shall have access to the Building and the Subleased Premises twenty-four (24) hours per day, seven (7) days per week. Sublandlord will provide all keys to Subtenant on the Commencement Date.

7.
Maintenance.

From and after the Commencement Date, Subtenant shall be responsible for all of Sublandlord’s maintenance obligations under the Master Lease with respect to the Subleased Premises.

8.
NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE
(a)
Sublandlord shall not be liable for any injury, loss or damage suffered by Subtenant or to any person or property occurring or incurred in or about the Subleased Premises, the Building or the Project from any cause, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY SUBLANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH SUBLANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, neither Sublandlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for, and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation) for, (i) any damage to Subtenant’s property stored with or entrusted to Affiliates of Sublandlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, (v) any latent or other defect in the Subleased Premises or the Building. Subtenant shall give prompt notice to Sublandlord in the event of (i) the occurrence of a fire or accident in the Subleased Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 10(a) shall survive the expiration or earlier termination of this Lease.
(b)
TO THE GREATEST EXTENT PERMITTED BY LAW, SUBTENANT HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS SUBLANDLORD AND ITS RESPECTIVE PARTNERS, MEMBERS, AFFILIATES AND SUBSIDIARIES, AND ALL OF THEIR RESPECTIVE OFFICERS, TRUSTEES, DIRECTORS, SHAREHOLDERS, EMPLOYEES, SERVANTS, PARTNERS, REPRESENTATIVES, INSURERS AND AGENTS (collectively, “Sublandlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Subtenant’s construction of, or use, occupancy or enjoyment of, the Subleased Premises, (2) any activity, work or other things done, permitted or suffered by Subtenant and its agents and employees in or about the Subleased Premises, (3) any breach or default in the performance of any of Subtenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Subtenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Subtenant’s property, or the property of Subtenant’s agents, employees, contractors, business invitees or licensees, located in or about the Subleased Premises (collectively, “Liabilities”) BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH SUBLANDLORD INDEMNITEE. This Paragraph 10(b) shall survive the expiration or earlier termination of this Lease.
(c)
Subtenant shall promptly advise Sublandlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Subtenant, at Subtenant’s expense, shall assume on behalf of each and every Sublandlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Sublandlord; provided, however, that any Sublandlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Subtenant to fully perform in accordance with this Paragraph, Sublandlord, at its option, and without relieving Subtenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Sublandlord in that event shall be reimbursed by Subtenant to Sublandlord, together with interest on the same from the date any such expense was paid by Sublandlord until reimbursed by Subtenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Sublease is subject. The indemnification provided in Paragraph 10(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.
9.
Assignment and Subletting.
(a)
Subtenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Subleased Premises or grant any license for any person other than Subtenant or its employees to use or occupy the Subleased Premises or any part thereof without obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Sublandlord shall, at Sublandlord’s option, be null and void and of no effect.
(b)
Any proceeds for any assignment and/or sublease over and above the Basic Annual Rent paid by Subtenant and reasonable transaction costs, will be split evenly between Sublandlord and Subtenant after deducting Subtenant’s reasonable costs of subleasing the Subleased Premises, including but not limited to legal fees, brokerage commissions, and tenant improvements

12. Data Cabling.

During the Term of this Sublease, Subtenant shall be entitled to use those portions of the existing cabling in the Subleased Premises as may be necessary for Subtenant’s use of the Subleased Premises as general office space. The data cabling will be transferred from Sublandlord to Subtenant pursuant to the Bill of Sale referenced in Section 2(b) hereof.

1.
Parking; Common Areas; Fitness Center; Conference Center; CalTrain and BART Shuttles.

Subtenant shall have the use of Sublandlord’s unassigned parking (39 spaces) at no cost to Subtenant. Subtenant shall be afforded the same rights as Sublandlord under the Master Lease with respect to the Common Areas (as set forth in Section 2.2 of the Master Lease), Fitness Center (as set forth in Section 2.4 of the Master Lease), Conference Center (as set forth in Section 2.5 of the Master Lease), and the Sierra Point Shuttle Program (as set forth in Section 2.6 of the Master Lease).

2.
Incorporation of Lease.

This Sublease is and shall be at all times subject and subordinate to all of the terms, covenants and conditions of the Master Lease and to all of the rights of Landlord thereunder. Subtenant shall comply with all applicable provisions of the Master Lease and shall not take any action which would constitute a breach or violation of the Master Lease. Subtenant acknowledges that Landlord may enforce the Master Lease provisions directly against Subtenant in the event of any such any breach or violation thereof by Subtenant. Neither Sublandlord nor Subtenant shall commit or suffer any act or omission that will result in a violation of or a default under any of the provisions of the Master Lease. Sublandlord represents and warrants to Subtenant that as of the date hereof and as of the Commencement Date: (i) to Sublandlord’s best knowledge, no default exists on the part of Landlord or Sublandlord under the Master Lease, (ii) to Sublandlord’s best knowledge, there are no events which, with the passage of time, or the giving of notice, or both, would create a default under the Master Lease, (iii) it is the holder of the interest of the “Tenant” under the Master Lease with respect to the Subleased Premises and such interest has not previously been assigned, transferred or sublet, (iv) the Master Lease is in full force and effect, (v) it shall not amend the Master Lease in any manner that will increase any obligation or Subtenant or decrease any rights of Subtenant without Subtenant’s prior written consent, and (vi) it shall not voluntarily terminate the Master Lease or consent to any termination of the Master Lease during the Sublease Term except a termination resulting from casualty damage or condemnation or with Subtenant’s prior written consent. Sublandlord covenants that (a) it shall promptly provide Subtenant with copies of all notices of default sent or received by Sublandlord with respect to the Master Lease and (b) it shall not do anything or suffer or permit anything to be done which could result in a default under the Master Lease or permit the Master Lease to be cancelled or terminated.

3.
Interpretation.

The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used, it shall also be deemed to mean the Sublandlord herein (except to the extent such references impose an obligation upon Landlord, in which case same shall not refer to Sublandlord, and wherever in the Master Lease the word “Tenant” is used, it shall be deemed to mean the Subtenant herein (except to the extent such provision is not incorporated herein). Without limiting the terms and provisions of this Section 15, Subtenant acknowledges and agrees that Subtenant’s rights under this Sublease are as a subtenant only and that, Subtenant shall not enjoy or be entitled to exercise any of rights, including, but not limited to, rights which may be afforded to Sublandlord as the tenant under the Master Lease, including, but not limited to: (a) any right of early termination or of extension or renewal of the Master Lease; (b) any right of first offer or refusal under the Master Lease; (c) any expansion rights or options under the Master Lease; (d) any right of self-help or set-off under the Master Lease except as expressly set forth herein; or (e) any other rights or options pertaining to additional space in the Building; provided, however, in the event Sublandlord receives an abatement of rent under the Master Lease, Subtenant shall also be entitled to a proportionate abatement of rent hereunder to the extent that the abatement received by Sublandlord relates to the partial destruction of the Subleased Premises. Notwithstanding any statement to the contrary contained anywhere else in this Sublease, (i) if Sublandlord or Subtenant is obligated to indemnify the other, whether pursuant to the express terms of this Sublease or whether pursuant to the incorporation of terms from the Master Lease, the indemnifying party shall also be obligated to indemnify Landlord to the same extent and subject to the same limitations; (ii) if Subtenant is obligated to name Sublandlord as an additional insured or loss payee under Subtenant’s insurance policies, whether pursuant to the express terms of this Sublease or whether pursuant to the terms of the Master Lease that are incorporated herein, Subtenant shall also name Landlord as an additional insured or loss payee, as the case may be, subject to the same limitations or conditions, if any, that may apply with regard to Sublandlord; and (iii) if Landlord’s consent or approval is required under the Master Lease in a provision of the Master Lease that is incorporated into this Sublease, Subtenant must obtain the consent or approval of both Sublandlord and Landlord, the granting of which by Landlord shall be governed by the terms and conditions of the applicable Master Lease provision

4.
Default.

Notwithstanding anything to the contrary set forth in the Master Lease as incorporated into this Sublease, all time periods for a default (and associated notice and cure periods) hereunder by Subtenant shall be two (2) business days shorter than the applicable time periods for a default (and associated notice and cure periods) of Sublandlord under the Master Lease.

5.
Default by Landlord or Sublandlord.

Subtenant acknowledges and agrees that: (a) Sublandlord shall not be liable or responsible for any breach or default by Landlord of any of the covenants or obligations of Landlord under the Master Lease; and (b) no such breach or default by Landlord shall constitute a default by Sublandlord under this Sublease or subject Sublandlord to any liability to Subtenant for damages or otherwise, in each case unless and only to the extent that such default is a result of Sublandlord’s failure to comply with its obligations under this Sublease or under the Master Lease that is not caused by a default of Subtenant hereunder; provided, however, that if Sublandlord shall receive an abatement of or credit to Rent with respect to the Premises pursuant to the Master Lease allocable to the Sublease Term, Subtenant shall receive a corresponding abatement or credit hereunder. If Landlord shall default in the performance of any of its obligations under the Master Lease, Sublandlord agrees, for Subtenant’s benefit, upon Subtenant’s written request, to undertake such lawful action as may be reasonably requested and commercially reasonable with respect to the Master Lease and to cause Landlord to comply with its obligations and cure its default under the Master Lease to the extent related to the Sublease Premises, provided that Sublandlord shall not be required to commence legal proceedings against Landlord with respect thereto unless Subtenant agrees to be solely responsible for all costs and expenses of such proceedings. Sublandlord further agrees that whenever the consent of Landlord is required under the terms of the Master Lease with respect to any action required to be taken by Subtenant under this Sublease, Sublandlord shall take commercially reasonable efforts to promptly obtain the consent of Landlord to the taking of such action. Sublandlord hereby covenants and agrees to promptly deliver to Subtenant copies of any and all notices or other correspondence received by Sublandlord from Landlord that might affect Subtenant in any manner.

6.
Default by Subtenant

Subtenant shall do nothing that will subject the Master Lease or this Sublease to termination by Landlord and Sublandlord, respectively, under the provisions of the Master Lease or the Sublease. If there is an Event of Default on the part of Subtenant under the Master Lease and/or Sublease, Landlord and/or Sublandlord shall be entitled, but not obligated, to cure such default on behalf of and for the account of Subtenant following five days’ written notice to Subtenant (other than in the case of a payment of money in which case no notice shall be required prior to Landlord and Sublandlord curing such default), in which case all damages and expenses, including without limitation reasonable attorneys' fees, incurred by Landlord and/or Sublandlord in connection with such cure together with interest thereon until paid at the maximum rate permitted under applicable law, shall be paid by Subtenant to Landlord and/or Sublandlord, as applicable, immediately upon Landlord and/or Sublandlord’s demand therefor. By so curing any such default of Subtenant on behalf of and for the account of Subtenant, neither Landlord nor Sublandlord shall not be deemed to have waived any of its/their rights or released Subtenant from any of its obligations under this Sublease. Landlord and/or Subtenant shall, however, also be entitled to cure such default on its/their own account to preserve its/their interest in and under the Master Lease and/or Sublease, and may terminate this Sublease by reason of such default of Subtenant if Subtenant does not pay to Landlord and/or Tenant, as applicable, all damages and expenses, including without limitation reasonable attorneys' fees, incurred by Landlord and/or Sublandlord in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, within ten

(10) days after demand therefor. In the event that the Master Lease is terminated by Landlord, or the Sublease is terminated by Sublandlord by reason of Subtenant's default, Subtenant shall indemnify Landlord and Sublandlord respectively against, and hold Landlord and/or Sublandlord harmless from, all damages and expenses that Landlord and/or Sublandlord may become liable to pay under the Master Lease resulting from such default.

7.
Liability of Sublandlord.

Provided that Subtenant shall faithfully and timely perform each and every obligation of Subtenant under this Sublease, Sublandlord shall faithfully and timely perform each and every obligation of “Tenant” under the Master Lease including the obligation to pay the full amount of Rent reserved thereunder, and all repair obligations, all insurance obligations, all obligations to pay utility charges and taxes, and all indemnification obligations of Sublandlord under the Master Lease, and any liability accruing from failure to timely perform an obligation not assumed by Subtenant hereunder. If Sublandlord defaults under the Master Lease, and the default does not relate to the Subleased Premises or to the acts or omissions of Subtenant, or its employees, agents, contractors, invitees, customers, clients or representatives, and Subtenant gives Sublandlord written notice of the same, then Sublandlord shall promptly and timely cure any default under the Master Lease so notified, and shall provide written confirmation to Subtenant of the actions taken to cure such default. If at any time Sublandlord has failed to pay any Rent due under the terms of the Master Lease, Sublandlord shall immediately notify Subtenant and Subtenant may thereafter remit such Rent directly to Landlord until such time as Sublandlord has cured all defaults with Landlord. Sublandlord shall not be deemed to be in default under this Sublease unless Sublandlord fails to perform the obligations required of Sublandlord within fifteen (15) days after receipt of a written notice from Subtenant identifying the details of the alleged default. Subtenant shall have no right to offset any damages against Rent or other amounts due to Sublandlord hereunder; provided, however, that the aforementioned notice and cure period shall not apply (and it shall be considered an immediate default hereunder) in the event Sublandlord fails to pay to Landlord any amount required to be paid by Sublandlord under the Master Lease.

8.
Insurance.

Subtenant shall comply with the insurance requirements set forth in the Master Lease with respect to the Subleased Premises, including, without limitation, maintenance of insurance for the Subleased Premises in accordance with the applicable terms and conditions set forth in the Master Lease.

9.
Entire Agreement.

This Sublease, and any Exhibits attached hereto and the Master Lease, which is incorporated herein by reference, constitute the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises and may not be amended or altered except by written agreement executed by both parties.

10.
Binding on Successors.

Subject to the restrictions on assignment set forth in Section 11 above, this Sublease shall bind the parties’ heirs, successors, representatives and permitted assigns.

23. Brokerage Commissions.

Sublandlord and Subtenant each represent to the other that they have dealt only with real estate brokers or agents in connection with the negotiation of this lease, as identified in Item 12 of the Basic Sublease Provisions, and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublandlord shall be responsible for the payment of a brokerage commission to Broker in connection with this Sublease pursuant to a separate agreement. Sublandlord and Subtenant each shall indemnify and hold each other harmless from any loss, liability, damage, or expense (including without limitation reasonable attorneys’ fees) arising from any claim for a commission or leasing fee arising out of this transaction made by any unidentified broker or other person with whom such party has dealt.

24. Severability.

The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

25. Miscellaneous.

(c)
Rules and Regulations. Subtenant agrees to comply with all rules and regulations of the Building imposed by Landlord attached hereto, as the same may be changed from time to time upon reasonable notice to Sublandlord and Subtenant.

(d)
Financial Statements. Upon Sublandlord’s written request, Subtenant shall promptly furnish Sublandlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Subtenant and an independent auditor to be true and correct, reflecting Subtenant’s then current financial condition.
(e)
Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, or any restrictions, shutdowns, closures, or shortages related to Covid-19 or any similar viruses, epidemics or pandemics and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Sublease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Sublease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. For clarity, in no event will any force majeure event excuse the Subtenant’s obligation to pay Rent or other amounts under the Sublease.
(f)
Counterparts. Sublease Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.
(g)
Waiver of Right to Jury Trial. SUBLANDLORD AND SUBTENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, OR SUBTENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.
(h)
Conflict of Laws; Prior Agreements; Separability. This Sublease shall be governed by and construed pursuant to the laws of the State of California. This Sublease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Sublease shall in no way impair or invalidate any other provision of this Sublease, and such remaining provisions shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Sublease to be effective as of the Effective Date of this Sublease.

“SUBLANDLORD”: AIRCRAFT TECHNICAL PUBLISHERS, By: /s/ Norm Happ, CEO	“SUBTENANT”: DAY ONE BIOPHARMACEUTICALS, INC. By: Name: /s/ Charles York Title: Chief Operating and Financial Officer

EXHIBIT A

BILL OF SALE

[Attached]

BILL OF SALE

Dated: ___________________, 2022

KNOW ALL MEN BY THESE PRESENTS, that ATP, INC., a Delaware limited liability company, having an office at 2000 Sierra Point Parkway, Suite 501, Brisbane, California 94005 ("Seller"), for and in consideration of ONE and No/100 DOLLARS ($1.00) and other good and valuable consideration paid by DAY ONE BIOPHARMACEUTICALS, INC., a Delaware corporation, having an office at 395 Oyster Point Boulevard, Suite 217, South San Francisco, CA 94080 ("Purchaser"), the receipt and sufficiency of which is hereby acknowledged, hereby sells, assigns, transfers, and sets over unto Purchaser, its successors and assigns, from and after the date hereof, all of Seller's right, title, and interest in and to the furniture, fixtures and equipment as set forth on Exhibit A attached hereto and incorporated by reference herein owned by Seller (the “Personal Property”).

TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever, from, and after the date hereof.

Seller represents and warrants to Purchaser that: (a) Seller is the sole owner of and has good and marketable title to the Personal Property free and clear of all liens, encumbrances, claims, and demands; (b) Seller has not previously sold or assigned the Personal Property to any other party; and (c) Seller will freely and fully warrant and defend the Personal Property against the lawful claims of any person claiming by, through, or under Seller. These representations and warranties shall survive closing and delivery of this Bill of Sale.

[signature page follows]

IN WITNESS WHEREOF, Seller has signed this Bill of Sale as of the date set forth above.

AIRCRAFT TECHNICAL PUBLISHERS, a California corporation,
By:______________________________ Name: Title:

EXHIBIT A

Description of Personal Property

Item Description	Quantity	Location
Chaffing dishes	2	Kitchen
Canisters	4	Kitchen
Microwaves	2	Kitchen
Keurig machines	2	Kitchen
Air Pots	2	Kitchen
Electric Water boiler/warmer	1	Kitchen
Dining sets (4 chairs/1 table)	3	Kitchen
Full back tall stools	7	Kitchen
Glass serving cart	1	Kitchen
Large wall picture	1	Reception area
Small wall picture	1	Kitchen
Wall Clock	1	Kitchen
Digital wall clocks	3	Sales area
“City” hanging pictures	3	Long hallway
Expresso machine	1	Kitchen
Tabletop ice machine	1	Kitchen
Toaster oven	1	Kitchen
Refrigerators	2	Kitchen
End tables	2	Kitchen/Conference room
Water container w/spout	1	Kitchen
Large mirrored decorative Plate	1	Golden Gate Con room
Beige chairs	2	Outside of Rick’s Office
Yellow Chairs	2	Production area
Brown couch	1	Production area
Blue chairs	2	Reception area
1 Glass end table	1	Reception area
Wicker baskets for mail	7	Reception area
Small bookshelves	16	All offices/other
Large bookshelf	1	Accounting area
File cabinets	8	Various sizes
Safe file	1	Storage room

Office desk	12	Various
Office chairs (2 per ofc)	24	various
Cubicles	36	Production Area
Chairs	36	Production Area
Cubicles	15	Sales/Finance Area
Chairs	15	Sales/Finance Area
Cubicles	4	Customer Support
Chairs	4	Customer Support
Wide Screen TV	1	Embarcadero Conference Room
Conference Table	1	Embarcadero Conference Room
Chairs	8	Embarcadero Conference Room
Polycom w/remote	1	Embarcadero Conference Room
White board	1	Embarcadero Conference Room
Conference Table	1	Golden Gate Conference Room
Chairs	16	Golden Gate Conference Room
Wide Screen TV	1	Golden Gate Conference Room
White board	1	Golden Gate Conference Room
Credenza (Cabinets)	2	Golden Gate Conference Room
Polycom w/remote	2	Golden Gate Conference Room
Standing height Conference Table	1	Nob Hill Conference Room
Tall chairs (bar height)	6	Nob Hill Conference Room
Wide screen TV	1	Nob Hill Conference Room
Polycom w/remote	1	Nob Hill Conference Room
Standing height Conference Table	1	Twin Peaks Conference
Tall chairs (bar height)	1	Twin Peaks Conference
Wide screen TV	1	Twin Peaks Conference
White Board	1	Twin Peaks Conference
Polycom w/remote	1	Twin Peaks Conference
Conference Table	1	Presidio Conference Room
Chairs	9	Presidio Conference Room
Wide Screen TV	1	Presidio Conference Room
White Board	1	Presidio Conference Room
Polycom w/remote	1	Presidio Conference Room